EXHIBIT 10.54

SETTLEMENT AGREEMENT

AND GENERAL, JOINT AND MUTUAL RELEASE

This Settlement Agreement and General, Joint and Mutual Release (“Agreement”) is made at Newport Beach, California, dated for reference purposes February 4, 2005, by and between Metropolitan Life Insurance Company, a New York corporation (“Met Life”) and BroadVision, Inc., a Delaware corporation (“BroadVision”), on the other.  The above-parties are collectively referred to hereinafter as “the Agreeing Parties”.

RECITATIONS AND REPRESENTATIONS

A.                                   Met Life and BroadVision are real parties in interest in that certain action entitled Metropolitan Life Insurance Company v. BroadVision, Inc.; Los Angeles County Superior Court Case No. YC049085 (“the Action”).  The Action involves Met Life’s claims against BroadVision for breach of a written Office Lease dated September 1, 2000 (“the Lease”) in connection with the real property commonly known as 400 N. Continental Blvd., Suite 250, El Segundo, CA 90245 (“the Subject Property”), all as more particularly set forth in Met Life’s complaint on file in the Action.

B.                                     The Agreeing Parties have agreed to resolve the Action and wish to reduce to writing the full terms of their settlement agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the following respective provisions and covenants, the Agreeing Parties hereto agree as follows:

1.                                       BroadVision shall pay Met Life the sum of One Million Nine Hundred Twelve Thousand Five Hundred Dollars ($1,912,500.00) (“the Settlement Amount”) in full and final settlement of the Action. Concurrently with its execution of this Agreement, BroadVision shall also execute the original of the Stipulation Re: Entry of Judgment in the Event of Broadvision’s Default on Payment of Settlement; and Order Thereon (“the Stipulation”), in the form attached to this Agreement as Exhibit “1”.  All terms of the Stipulation are incorporated herein by reference.  The Settlement Amount shall be paid pursuant to the payment schedule and terms set forth in the Stipulation.

2.                                       Concurrently with its execution of this Agreement, BroadVision shall pay Met Life the sum of Fifteen Thousand Dollars ($15,000.00)

as reimbursement of Met Life’s attorneys’ fees and costs of suit incurred in the Action.

3.                                       Upon the Agreeing Parties execution of this Agreement and the Stipulation and BroadVision’s payment of the sum of Six Hundred Fifty Two Thousand Five Hundred Dollars ($652,500.00) ($637,500.00 pursuant to Paragraph 1.a. of the Stipulation and $15,000.00 pursuant to Paragraph 2 above), Met Life shall, within fourteen (14) business days, file a Request for Dismissal of the Action without prejudice; provided, however, that pursuant to California Code of Civil Procedure §664.6, the Court shall retain jurisdiction over the Agreeing Parties to enforce the settlement and the Stipulation.  Within fourteen (14) business days following BroadVision’s timely completion of payment of the Settlement Amount in full, Met Life shall file a Request for Dismissal of the entire Action with prejudice.

4.                                       Upon execution of this Agreement and the Stipulation by the Agreeing Parties, the Lease shall be deemed terminated.  However, nothing herein is intended to nor shall it constitute a waiver or release of: 1) Met Life’s right to make claims against BroadVision’s liability insurance under Article 10 of the Lease for third party claims for bodily injury or property damage arising prior to the time that BroadVision returned possession of the Subject Property to Met Life (June 22, 2004), and 2) Met Life’s rights to indemnity under Article 10 of the Lease.

5.                                       In the event that any payment made by BroadVision hereunder is adjudicated as a preferential payment under U.S. Bankruptcy Code §547, Met Life shall have the right to file a proof of claim in the bankruptcy proceeding and such claim shall not be limited by the Settlement Amount, the Stipulation or the release set forth in this Agreement.

6.                                       Except for the obligations set forth in Paragraphs 1 through 5 above and the Stipulation, the Agreeing Parties release and forever discharge each other, and their respective predecessors, assigns, investors, parent companies, sister companies, successor companies, property management companies, and each past or present employee, agent, representative, officer, director, stockholder, partner, attorney, title company, witness and any other person, firm or corporation now, previously or hereafter affiliated in any manner with any of the above from any and all claims, demands, causes of action, lease obligations, security deposit refund claims, damages and liabilities of whatever kind or nature or how so ever arising which each may have against or claim to have against the other and the parties identified herein by reason of any act, failure to act, cause, matter or event whatsoever, as of the effective date of this Agreement, limited to those arising from or related to the Lease.

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7.                                       The Agreeing Parties acknowledge that they have been advised by their respective attorneys concerning, and are familiar with, the provisions of California Civil Code Section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor.”

The Agreeing Parties, in that connection, acknowledge that they may have sustained damage, loss, cost or expense that are presently unknown and unsuspected, and that such damage, loss, cost or expense as may have been sustained may give rise to additional damage, loss, cost or expense in the future.  Nevertheless, the Agreeing Parties acknowledge that this Agreement has been negotiated and agreed upon in light of this situation, and hereby expressly waive any and all rights which they may have under California Civil Code Section 1542 or under any other state or federal statute or common law principal of similar effect, limited to those arising from or related to the Lease.

8.                                       The Agreeing Parties each agree, that in the event of any breach of this Agreement, the party aggrieved shall be entitled to recover from the party who breaches, in addition to any other relief provided by law, such costs and expenses as may be incurred by said party, including the costs incurred in the preparation of this Agreement, court costs, attorneys’ fees, and other costs and expenses, taxable or otherwise, reasonably necessary in preparing the defense of, defending against, or seeking or obtaining an abatement of, or an injunction against, such action or such proceeding, or enforcing this Agreement, or in establishing or maintaining the applicability of, or the validity of, this Agreement, or any provision thereof, and in prosecuting any counterclaim or cross-claim based thereon.

9.                                       This Agreement and the Stipulation shall be binding upon and for the benefit of the Agreeing Parties and their respective predecessors, successors, affiliates, representatives, assigns, officers, directors, partners, agents and employees wherever the context requires or admits.

10.                                 The Agreeing Parties expressly state that they have consulted with their respective attorneys concerning all portions of this Agreement and the Stipulation regarding their rights and obligations hereunder.

11.                                 This Agreement and the Stipulation constitutes the entire agreement between the Agreeing Parties, and it is expressly understood and agreed

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that this Agreement and the Stipulation may not be altered, amended, modified or otherwise changed in any respect or particular whatsoever except by writing duly executed by authorized representatives of the Agreeing Parties hereto.  The Agreeing Parties hereby agree and acknowledge that they will make no claim at any time or place that this Agreement or the Stipulation has been orally altered or modified or otherwise changed by oral communication of any kind or character.

12.                                 This Agreement and the Stipulation shall not be effective until they have been fully executed by the Agreeing Parties.

13.                                 The Agreeing Parties acknowledge that this Agreement and the Stipulation shall not be considered an admission of liability by any party for any purpose.  The Agreeing Parties acknowledge that their respective claims have not been assigned and/or otherwise transferred to any third party.

14.                                 Each individual executing this Agreement and Stipulation acknowledges and agrees that each has read all the foregoing and understands it in its entirety, and has been authorized to execute it on behalf of the entity on whose behalf he or she signs.

15.     This Agreement may be executed in counterpart which, when taken together, shall constitute one original Agreement.  An executed copy sent via facsimile transmission shall also be deemed to be an executed original.

WHEREFORE,  the parties execute this Agreement effective as of the date first written above.

Metropolitan Life Insurance Company,		BroadVision, Inc.,
a New York corporation		a Delaware corporation

By:	/s/ John Menne	By:	/s/ William E. Meyer
Its:	Director	Its:	CFO

APPROVED AS TO FORM:

Grant & Morasse, APC		Cooley Godward, LLP
4921 Birch Street, Suite 120		One Maritime Plaza, 20th Floor
Newport Beach, California 92660		San Francisco, CA 94111-3580
(949) 622-0600		(415) 693-2000

By:	/s/ Desmond J. Collins	By:	/s/ Kenneth J. Adelson
	Desmond J. Collins		Kenneth J. Adelson
	Attorneys for Met Life		Attorneys for BroadVision

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EXHIBIT “1”

TO SETTLEMENT AGREEMENT

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Steven R. Morasse, Esq., SB# 117693

Desmond J. Collins, Esq., SB# 179732

GRANT & MORASSE

A Professional Corporation

4921 Birch Street, Suite 120

Newport Beach, California  92660-2144

(949) 622-0600

Attorneys for Met Life

SUPERIOR COURT FOR THE STATE OF CALIFORNIA

COUNTY OF LOS ANGELES, SOUTHWEST DISTRICT – REDONDO BEACH

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation,	CASE NO. YC049085
[Unlimited Jurisdiction]
Met Life,

vs.	STIPULATION RE: ENTRY OF JUDGMENT IN THE EVENT OF
BROADVISION, INC., a Delaware corporation; and DOES 1 through 20, inclusive.	BROADVISION’S DEFAULT ON PAYMENT OF SETTLEMENT; AND ORDER THEREON

BroadVisions.

IT IS HEREBY STIPULATED by and between plaintiff Metropolitan Life Insurance Company, a New York corporation (“Met Life”) and defendant BroadVision, Inc., a Delaware Corporation (“BroadVision”), in accordance with the Settlement Agreement and General, Joint and Mutual Release executed by the same parties hereto (“Settlement Agreement”) that:

1.                                       BroadVision shall pay Met Life the sum of One Million Nine Hundred Twelve Thousand Five Hundred Dollars ($1,912,500.00) (“the Settlement Amount”) in settlement of the above-entitled action.  The Settlement Amount shall be paid as follows:

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STIPULATION RE: ENTRY OF JUDGMENT IN THE EVENT OF BROADVISION’S FAILURE TO PAY
SETTLEMENT AMOUNT; AND ORDER THEREON

a.	The sum of Six Hundred Thirty Seven Thousand Five Hundred Dollars ($637,500.00) concurrently with BroadVision’s execution of this Stipulation and the Settlement Agreement and in no event later than February 11, 2005.

b.	The sum of Six Hundred Thirty Seven Thousand Five Hundred Dollars ($637,500.00) by no later than
May 5, 2005.

c.	The sum of Six Hundred Thirty Seven Thousand Five Hundred Dollars ($637,500.00) by no later than
September 7, 2005.

Each payment set forth above shall be payable to “Metropolitan Life Insurance Company” and shall be delivered, by the due dates set forth above, to Met Life, Attention: Jeff Finn, 333 South Hope Street, Suite 3650, Los Angeles, CA 90071, unless Met Life directs another address for delivery of payment.

2.                                       In the event that BroadVision fails to fully and timely perform its payment obligations under Paragraph 1 above, Met Life shall provide BroadVision with written notice of such failure served via facsimile transmission, personal delivery or overnight mail delivery service (such as by FedEx), with service deemed effected at time of facsimile transmission, personal delivery or overnight mail delivery service, to BroadVision at 585 Broadway, Redwood City, CA 94063, attention William E. Meyer, Facsimile No. (650) 542-5900, and to BroadVision’s counsel, Kenneth J. Adelson, Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, CA 94111, Facsimile No. (415) 951-3699.  BroadVision shall have seven (7) business days from receipt of such written notice to perform its payment obligation.  In the event that Met Life has not received such payment within said seven (7) business day period, Met Life shall have the right to have judgment entered in its favor in the above-entitled action, without any further notice to BroadVision, for the following:

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a.	Met Life shall have and recover from BroadVision an award of damages in the sum of Two Million

Eight Hundred Twelve Thousand Seven Hundred Eighty Four Dollars ($2,812,784.00), less any sums actually paid by BroadVision under this Stipulation, all pursuant to declaration(s) filed concurrently therewith.

3.                                       The judgment set forth in Paragraph 2 hereof shall be entered without notice of hearing, without hearing, and by a judge or a commissioner of the court upon:

a.	the filing of this Stipulation; and

b.	the filing of a declaration under penalty of perjury stating that BroadVision failed to timely perform its payment obligations under Paragraph 1 of this Stipulation and failed to cure such failure to perform its payment obligation after being served with written notice in accordance with Paragraph 2 of this Stipulation. Judgment on the Stipulation shall become final for all purposes upon entry of judgment, the parties having waived any right to appeal from any such Judgment.

4.                                       The signed original of this Stipulation shall be held in the possession of Met Life or its counsel of record and shall not be filed with the Court until and unless BroadVision fails to fully and timely perform its payment obligations under the terms of this Stipulation and fails to timely cure such payment obligation as provided in this Stipulation.  If Broadvision fully and timely performs its payment obligations under the terms of this Stipulation, Met Life or its counsel of record shall within fourteen (14) business days after completion of performance of such payment obligations deliver back to BroadVision or its counsel of record the signed original of this Stipulation.

5.                                       Each individual executing this Stipulation acknowledges, affirms and agrees that each has read all the foregoing, understands it in its entirety and has authority to execute this Stipulation.

6.                                       This Stipulation may be executed in counterpart which, when taken together, shall constitute one original Stipulation.  An executed copy sent via facsimile transmission shall also be deemed to be an executed original.

WHEREFORE, the parties execute this Stipulation effective as of February 4, 2005.

Metropolitan Life Insurance Company,		BroadVision, Inc.,
a New York corporation		a Delaware corporation

By:	/s/ John Menne	By:	/s/ William E. Meyer
Its:	Director	Its:	CFO

IT IS SO ORDERED:

Dated:	, 2005
Judge of the Los Angeles County Superior Court, Southwest District – Redondo Beach

APPROVED AS TO FORM:

Grant & Morasse, APC		Cooley Godward, LLP
4921 Birch Street, Suite 120		One Maritime Plaza, 20th Floor
Newport Beach, California 92660		San Francisco, CA 94111-3580
(949) 622-0600		(415) 693-2000

By:	/s/ Desmond J. Collins	By:	/s/ Kenneth J. Adelson
	Desmond J. Collins		Kenneth J. Adelson
	Attorneys for Met Life		Attorneys for BroadVision